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                                       INDEX TO

                                        BYLAWS

                                          OF

                               E.B.I. ACQUISITION, INC.



 1.0     Offices

 2.0     Shareholders

 3.0     Board of Directors

 4.0     Officers

 5.0     Contracts, Corporate Funds, Loans, Checks, Deposits

 6.0     Certificates for Shares; Transfers

 7.0     Fiscal Year

 8.0     Dividends

 9.0     Seal

10.0     Notice and Consent

11.0     Restrictions on Transfer

12.0     Amendments

13.0     Indemnification and Liability


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                                        BYLAWS

                                          OF

                               E.B.I. ACQUISITION, INC.

                                An Oregon Corporation

                                Adopted April 4, 1996
1.0  OFFICES

    1.1 The principal office of E.B.I. Acquisition, Inc. shall be located at 2057 Riverknoll Court, West Linn, Oregon 97068. The Board of Directors shall have the power and authority to establish and maintain branch or subordinate offices at any other locations within or without the State of Oregon.

2.0 SHAREHOLDERS

    2.1 ANNUAL MEETING. The annual meeting of the shareholders of E.B.I. Acquisition, Inc. shall be held on the second Friday of November in each year, beginning with the year 1996, at 2:00 p.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oregon or on Sunday, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

    2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and


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shall be called by the President at the request of the holders of not less than
10% of all the outstanding shares of the Corporation entitled to vote at the meeting, provided the shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

    2.3 PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Oregon, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made the place of meeting shall be at the principal office of the Corporation.

    2.4 NOTICE OF MEETING. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    2.5 FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, including for solicitation of proxies, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any event to


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be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date that notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. After fixing a record date for a meeting, the Board of Directors shall direct the Secretary of the Corporation to prepare an alphabetical list of the names of all its shareholders who are entitled to a notice of a shareholders' meeting. The list shall be arranged by voting group (if there are different classes of shares), by class or series, and show the address of and number of shares held by each shareholder.

    2.6 QUORUM. A majority of the outstanding shares of E.B.I. Acquisition, Inc. entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of such outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized


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meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    2.7 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Any solicitation of proxies by the Directors or management of the Corporation shall be made by mailing the proxies by Certified Mail or providing them to the shareholder in an alternative acceptable manner at least sixty (60) days before the date of the meeting for which the proxies are solicited. Each shareholder as of the record date shall receive a proxy. Proxies shall describe the location and purpose of the meeting and the matter or business for which the proxy is solicited. No proxy shall be valid after eleven
(11) months from the date of its execution unless otherwise provided in the proxy.

    2.8 VOTING OF SHARES. Subject to the provisions of any applicable law (or any provision of the Articles of Incorporation regarding separate classes of shares or cumulative voting), each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

    2.9  ACTION OF SHAREHOLDERS BY COMMUNICATIONS EQUIPMENT.
Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

3.0  BOARD OF DIRECTORS


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    3.1  GENERAL POWERS AND DUTIES.  The business and affairs of E.B.I.
Acquisition, Inc. shall be managed by its Board of Directors. All the powers of the Corporation are vested in the Board of Directors unless specifically expressed to be vested in the Stockholders by statute or by the Articles or by these Bylaws. The Board of Directors may elect any member of the Board as Chairman. The Chairman may be an officer. He shall, if present, preside at all meetings of the Board of Directors. He shall have such other powers and duties as the Board may prescribe.

    3.2 NUMBER, TENURE, AND QUALIFICATIONS. The number of Directors of the Corporation shall be three (3). The number of Directors may at any time be increased or decreased by the Directors at any regular or special meeting of Directors provided that no decrease shall have the effect of shortening the term of any incumbent Director except as otherwise provided in these Bylaws. Directors shall be elected at the annual meeting of shareholders, and the term of office of each Director shall be until the next annual meeting of shareholders and the election and qualification of his successor. Directors need not be residents of the State of Oregon and need not be shareholders of the Corporation.

    3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than these Bylaws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for holding additional regular meetings without other notice than such resolution. Additional regular meetings shall be held at the principal office of the Corporation in the absence of any designation in the resolution.

    3.4 TELEPHONIC MEETINGS. Any regular or special meeting of the Directors may be called and held over telephone or other electronic means, and communication from such a contacted Director


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constitutes attendance at the meeting so held.

    3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) Director, and shall be held at the principal office of the Corporation or at such other place as the Directors may determine.

    3.6 NOTICE. Notice of any special meeting shall be given at least twenty-four (24) hours before the time fixed for the meeting, by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, not less than five (5) days prior to the commencement of the above-stated notice period. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    3.7 QUORUM. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if a quorum is not present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present may continue to transact business, notwithstanding the withdrawal of a Director that would cause a loss of quorum.

    3.8 BOARD DECISIONS. The act of the majority of the Directors present at a meeting at


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which a quorum is present shall be the act of the Board of Directors.  All the powers of the Corporation are vested in the Board of Directors unless specifically expressed to be vested in the shareholders by statute or by the Articles or by these Bylaws.

    3.9 VACANCIES. Any vacancy occurring in the Board of Directors including one created by an increase in the number of Directors shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy not created by an increase in the number of Directors shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, for a term of office continuing until the next election of Directors.

    3.10 COMPENSATION. By resolution of the Board of Directors, the Directors may be paid for their expenses if any, of attendance at each meeting of the Board of Directors, and may be paid affixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

    3.11 PRESUMPTION OF ASSENT. A Director of E.B.I. Acquisition, Inc. who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent or


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abstention by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a Director who voted in favor of such action.

    3.12 EXECUTIVE COMMITTEE. The Board of Directors, by resolution may designate two or more Directors to constitute an executive committee, which committee, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors in the management of the Corporation, but no such committee shall have the authority of the Board of Directors in reference to authorizing distributions; filling vacancies on the Board of Directors or any committee; amending the Articles of Incorporation; adopting a plan of merger or consolidation not requiring shareholder approval; recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business; authorizing or approving the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; authorizing or approving reacquisition of shares except according to a formula or method prescribed by the Board of Directors; recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; or amending the Bylaws of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed upon it or him by law.

4.0  OFFICERS

    4.1 NUMBER. The officers of E.B.I. Acquisition, Inc. shall be a President, one or more


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Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

    4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders.
If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor has been duly elected and qualifies or until his death or until he resigns or is removed in the manner hereinafter provided.

    4.3 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    4.5  STANDARDS OF CONDUCT FOR OFFICERS.

         (1)  Officers shall discharge their duties:

              (a)  in good faith;

              (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and


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              (c)  in a manner the officer reasonably believes to be in the best interests of the Corporation.

         (2) In discharging the duties of an officer, an officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

              (a) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or
              (b) legal counsel, public accountants or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

         (3) An officer is not acting in good faith if the officer has knowledge concerning the matter in question that make reliance unwarranted.

         (4) An officer is not liable for any action taken as an officer, or any failure to take any action, if the officer performed the duties of the office in compliance with this section.

    4.6 POWERS AND DUTIES OF THE PRESIDENT. The President shall preside at all meetings of the shareholders and shall have such authority and perform such other duties as the Board of Directors authorizes or directs.

    4.7 DUTIES OF THE VICE-PRESIDENT(S). The Vice-President(s) shall have such authority and perform such duties as the Board of Directors may authorize or direct.

    4.8 DUTIES OF THE SECRETARY. The Secretary shall subscribe the minutes of all meetings of the shareholders and the Board of Directors. He shall prepare the shareholder list and shall mail notices to both the shareholders and the Directors of the holding of any meeting as prescribed by these Bylaws,


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shall be the custodian of the seal of the Corporation and shall affix the seal to the minutes and notices. He shall likewise attest and affix the seal to other instruments executed by the Corporation as required, and shall otherwise authenticate the records of the Corporation. He shall have such authority and perform such other duties as the Board of Directors may authorize or direct.

    4.9 DUTIES OF THE ASSISTANT SECRETARY. The Assistant Secretary, in the event of the appointment thereof by the Board of Directors, shall, in the Secretary's absence or in the case of his inability to act or in case it shall be inconvenient for him to so act, perform such duties of the Secretary as may be necessary. He shall have such authority and perform such other duties as the Board of Directors may authorize or direct.

    4.10 DUTIES OF THE TREASURER. The Treasurer shall have charge of all funds belonging to the Corporation and shall keep and deposit the same for and on behalf of the Corporation in a bank or banks to be designated by the Board of Directors. In the absence of such designation he may select the bank or banks in which to deposit such funds. He shall have such authority and perform such other duties as the Board of Directors may authorize or direct.

    4.11 DUTIES OF THE BOARD OF DIRECTORS. The Board of Directors may create such subordinate offices and employ such subordinate officers or agents as it may from time to time deem expedient and may fix the compensation of such officers or agents and define their powers and duties, provided such powers and duties do not constitute a delegation of such authority as is reposed in the Directors by law, which shall be exercised and performed exclusively by them. The Board of Directors shall also have the power to appoint a general manager, who shall hold office at the pleasure of the Board. The Board of Directors shall have the power to delegate to the general manager such executive power and


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authority as they may deem necessary to facilitate the handling and management of the Corporation's property and interests.

    4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

5.0  CONTRACTS, CORPORATE FUNDS, LOANS, CHECKS, AND DEPOSITS

    5.1 CONTRACTS. Without limiting any powers elsewhere granted by these Bylaws to the President or other officer of the Corporation, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. No loan shall be made to any Director without complying with applicable law.

    5.2 CORPORATE FUNDS. All funds of the Corporation shall be under the supervision of the Board of Directors and shall be handled and disposed of in such manner and by such officers or agents of this Corporation as provided in these Bylaws or as the Board of Directors may authorize by proper resolutions from time to time.

    5.3 CHECKS, DRAFTS, OR ORDERS. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries


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as the Board of Directors may select.

6.0  CERTIFICATES FOR SHARES; TRANSFERS

    6.1 CERTIFICATES FOR SHARES. Certificates representing shares of E.B.I. Acquisition, Inc. shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President, if any, and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

    6.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made in the manner specified in the Uniform Commercial Code. The Corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stands according to the books of the Corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of shareholders, and the issuance and payment of dividends on such shares.

    6.3 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another


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corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

    6.4 SUBSCRIPTIONS. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. The Board of Directors may adopt Bylaws prescribing penalties for default on subscription agreements. The Board of Directors shall establish an escrow for shares where payment is made by note or by a contract for future service. If the payment is not made or the contract for further services is not performed, the Board of Directors may authorize suit for payment or, at its option, rescind the subscription agreement and cancel the shares.

7.0  FISCAL YEAR

    7.1 The fiscal year of E.B.I. Acquisition, Inc. shall be the calendar year.

8.0  DIVIDENDS

    8.1 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and its Articles of Incorporation.

9.0  SEAL

    9.1 The Board of Directors may adopt a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year incorporated, and the state of incorporation and the words "Corporate Seal." The seal shall be stamped or affixed to such documents as may be prescribed by law or by the Board of Directors.

10.0 NOTICE AND CONSENT

    10.1 WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or


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Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the Corporation for inclusion, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

    10.2 CONSENT TO ACTION. Any action which may be taken at a meeting of the shareholders or Directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders or Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of such shareholders or Directors. Such action is effective when the last shareholder or Director signs the consent unless the consent specifies an earlier or later effective date. All consents shall be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

11.0 RESTRICTIONS ON TRANSFER

    11.1 TRANSFER OF SHARES. No securities of this Corporation or certificates representing such securities shall be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereto, or the Bylaws; or contained in any buy-sell agreement, right of first refusal, or other agreement restricting such transfer which agreement has been executed by the Corporation, or filed with the Secretary of the Corporation and signed by the parties to the agreement. The Corporation shall not be bound by any restrictions not so filed and noted.

    11.2 RESTRICTIVE LEGEND. The Corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted upon any such certificates and any certificates issued in replacement or exchange therefor or with respect thereto.


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12.0 AMENDMENTS

    12.1 BOARD. Unless otherwise provided herein, these Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board.

    12.2 REPORT TO SHAREHOLDERS. Changes in and additions to the Bylaws by the Board of Directors shall be reported to the shareholders at their next regular meeting and shall be subject to the approval or disapproval of the shareholders at such meeting. If no action is then taken by the shareholders on a change in or addition to the Bylaws, such change or addition shall be deemed to be fully approved and ratified by the shareholders.

13.0 INDEMNIFICATION AND LIABILITY

    13.1 INDEMNITY. The Corporation shall indemnify officers and Directors to the full extent possible under the applicable statute. The Corporation may advance expenses to the Director provided the Director complies with the requirements of applicable law.

    13.2 RELIANCE ON PROFESSIONALS. Neither the Corporation, its Directors nor its officers will be liable to the shareholders as to matters where the officer or Director has reasonably relied upon the advice of legal counsel, public accountants or other such professional persons.

    13.3 NO INDEMNIFICATION. The Corporation may not indemnify a Director in connection with a proceeding in which the Director was:


         (a)  adjudged liable to the Corporation; or

         (b) in connection with a proceeding charging improper personal benefit to the Director in which the Director was adjudged liable on the basis that personal benefit was improperly


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received by the Director.

    13.4 ADVANCE FOR EXPENSES. The Corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

         (a) the Director furnishes the Corporation a written affirmation of the Director's good faith belief that the Director has met the standard of conduct described in Section 13.2;

         (b) the Director furnishes the Corporation with a written undertaking, executed by the Director or his representative, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct; and

         (c) this undertaking must be an unlimited general obligation of the Director but need not be secured, and the Corporation may accept it without reference to the Director's financial ability to make repayment.

    13.5 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. The determination that indemnification of the Director is permissible shall be made:

         (a) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding.

         (b) If a quorum cannot be obtained under 13.4(a), by majority vote of a committee duly designated by the Board of Directors. The committee shall consist solely of two or more Directors not at the time parties to the proceeding.

         (c) By special legal counsel selected by the Board of Directors or the above-mentioned committee in the manner described in (a) or (b) above, or if a quorum cannot be


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determined under (a) or (b), then by a majority of the Board of Directors including Directors who are a party to the proceeding.

         (d)  By the shareholders.

    13.6 REASONABLENESS OF EXPENSES. The authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those authorized to select counsel in 13.5(c) above.

    13.7 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The Corporation may indemnify officers, employees and agents and/or advance expenses to the same extent as a Director.

    13.8 REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a Director, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.





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